Exhibit 10.2
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT
     This Amendment No. 1 to the Amended and Restated Advisory Agreement (this “Amendment”) is made and entered into as of March 21, 2011 by and among Steadfast Income REIT, Inc., a Maryland corporation (the “Company”), Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Steadfast Income Advisor, LLC, a Delaware limited liability company (the “Advisor”). The Company, the Operating Partnership and the Advisor are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).
W I T N E S S E T H
     WHEREAS, the Parties previously entered into that certain Amended and Restated Advisory Agreement, dated and effective as of May 4, 2010 (the “Advisory Agreement”), which provided for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor;
     WHEREAS, the initial term of the Advisory Agreement is for a one year term which agreement may be renewed for an unlimited number of successive one year terms;
     WHEREAS, Section 24 of the Advisory Agreement provides for the deferral of fees payable to the Advisor in certain circumstances; and
     WHEREAS, pursuant to Section 17 (Term of the Agreement) and Section 28 (Modification), the Parties desire to amend the Advisory Agreement pursuant to this Amendment in order to renew the term of the Advisory Agreement for an additional one year term and make certain clarifications with respect to the terms and conditions of the deferral of fees payable to the Advisor.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
AMENDMENT
     In order to give effect to the Parties’ agreement to renew the term of the Advisory Agreement for an additional one year term and to make certain clarifications with respect to the terms and conditions of the deferral of fees payable to the Advisor, the Parties agree as follows:
     Section 1.1 Renewal of Advisory Agreement. Pursuant to Section 17 of the Advisory Agreement, the Parties hereby renew the term of the Advisory Agreement effective as of May 4, 2011, for an additional one-year term ending on May 4, 2012.
     Section 1.2 Amendment of Section 24. Section 24 of the Advisory Agreement is hereby amended and supplemented for clarification purposes by adding the following at the end of Section 24:
As used in this Section 24, the phrase “Distributions paid” shall mean all Distributions paid to Stockholders, including the amount of Distributions that are reinvested in Shares pursuant to the Company’s distribution reinvestment plan. For purposes of determining the amount of Deferred Fees pursuant to this Section 24, if Adjusted Funds From Operations is negative, then Adjusted Funds From Operations shall be deemed to be zero.
ARTICLE II
MISCELLANEOUS
     Section 2.1 Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.
     Section 2.2 Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.
     Section 2.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

STEADFAST INCOME REIT, INC.
By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chairman of the Board, Chief Executive Officer and President

STEADFAST INCOME REIT OPERATING PARTNERSHIP, L.P.
By:	STEADFAST INCOME REIT, INC., its general partner

By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chairman of the Board, Chief Executive Officer and President

STEADFAST INCOME ADVISOR, LLC
By:	/s/ James M. Kasim
	Name:	James M. Kasim
	Title:	Chief Financial Officer and Treasurer